         WARRANT AGREEMENT dated as of ________ ___, 1996 between Accent Software International Ltd., a corporation organized under the laws of the State of Israel (the "Company"), and Sands Brothers & Co., Ltd. (hereinafter referred to as the "Representative").

                                 W I T N E S S E T H:

         WHEREAS, the Company proposes to issue to the Representative, in its individual capacity and not as representative of the several Underwriters (defined below) warrants ("Warrants") to purchase up to an aggregate of 150,000 shares (the "Shares") of the ordinary shares of the Company, nominal value NIS
 .01 per share (the "Ordinary Shares") and/or up to an aggregate of 150,000 Ordinary Share purchase warrants (the "Underlying Warrants"); and

         WHEREAS, the Representative has agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated _________ ___, 1996 between the Representative, as representative of the several Underwriters named in Schedule A to the Underwriting Agreement (the "Underwriters") and the Company, to act as one of the underwriters in connection with the Company's proposed public offering (the "Public Offering") of 1,500,000 Ordinary Shares (the "Public Shares") at a public offering price of $____ per Public Share and 1,500,000 warrants (the "Public Warrants") at a public offering price of $.10 per Public Warrant; and

         WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to the Representative or officers or partners of the Representative and members of the selling group or the underwriting syndicate and/or their officers or partners, in consideration for, and as part of the Representative's compensation in connection with, the Representative acting as one of the underwriters pursuant to the Underwriting Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of ONE HUNDRED DOLLARS ($100.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.   GRANT.

         The Representative, and/or its designees who are officers or partners of the Representative or members of the selling group or underwriting syndicate in connection with the Public Offering, are hereby granted the right to purchase, at any time from __________ __, 1997 [ONE YEAR ANNIVERSARY OF EFFECTIVE DATE] until 5:00 P.M., New York City time, on _______ __, 2001 [FIVE YEAR ANNIVERSARY OF EFFECTIVE DATE] (the "Warrant Exercise Term"), up to 150,000 fully paid and non-assessable Shares at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $______ per Share [120% OF PUBLIC OFFERING PRICE] and up to 150,000 Underlying Warrants at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $.12 per Underlying Warrant. The Underlying Warrants are each exercisable to purchase one (1) fully paid and non-assessable
Ordinary Shares at a price of $____ per share [120% OF PUBLIC OFFERING PRICE] (the "Underlying Warrant Shares"). The Underlying Warrantsare exercisable until 5:00 P.M., New York City time on __________ __, 2001. The Holder (as hereinafter defined) may purchase, upon exercise of this Warrant, either the Shares or the Underlying Warrants, or both. Except as provided in Section 13 hereof, the Shares and the Underlying Warrants are in all respects identical to the Public Shares and Public Warrants being sold to the public pursuant to the terms and provisions of the Underwriting Agreement.

         2.   WARRANT CERTIFICATES.

         The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         3.   EXERCISE OF WARRANTS.

              3.1 CASH EXERCISE. The Warrants initially are exercisable at a price of $_____ per Share purchased [120% OF PUBLIC OFFERING PRICE] and $.12 per Underlying Warrant purchased, payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise

Price (as hereinafter defined) for the Shares and Underlying Warrants purchased, at the principal office of the Company in Israel (presently located at 28 Pierre Koenig Street, P.O. Box 53063, Jerusalem 91530, Israel) or at the office of its transfer agent, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased or a certificate or certificates for the Underlying Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares or fractional Underlying Warrants). In the case of the purchase of less than all the Shares or Underlying Warrants purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares or Underlying Warrants purchasable thereunder.

              3.2 CASHLESS EXERCISE. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Shares and Underlying Warrants determined in accordance with this Section 3.2, by surrendering this Warrant at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Shares and Underlying Warrants to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of

Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares and Underlying Warrants issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Shares and Underlying Warrants remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within three (3) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire (I) the number of Shares (rounded to the next highest integer) equal to (i) the number of Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price (as hereinafter defined) by (B) the current market value of a Public Share, and (II) the number of Underlying Warrants (rounded to the next highest integer) equal to (i) the number of Underlying Warrants specified by the Holder in its Notice of Exchange (the "Total Underlying Warrant Number") less (ii) the number of Underlying Warrants equal to the quotient obtained by dividing (A) the product of the Total Underlying Warrant Number and the existing Exercise Price per Underlying Warrant (as hereinafter defined) by (B) the
current market value of a Public Warrant.]   Notwithstanding the foregoing, the
exercising Holder must pay the nominal value of each Ordinary

Share that is issued by the Company pursuant to any such exercise.

         4.   ISSUANCE OF CERTIFICATES.

         Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased and the Underlying Warrants purchased, and upon the exercise of the Underlying Warrants, the issuance of certificates for the Underlying Warrant Shares purchased shall be made forthwith (and in any event within three business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Shares and the Underlying Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares and Underlying Warrants shall bear a legend substantially similar to the following:

    "The securities represented by this certificate and the other securities issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."


         5.   RESTRICTION ON TRANSFER OF WARRANTS.

         The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers or partners of the Underwriters or to any member of the selling group participating in the distribution to the public of the Public Shares and Public Warrants and/or their respective officers or partners.

         6.   PRICE.

              6.1 INITIAL AND ADJUSTED EXERCISE PRICE. The initial exercise price of each Warrant shall be $_______ per Share [120% OF PUBLIC OFFERING PRICE] and $_______ per Underlying Warrant [120% OF PUBLIC OFFERING PRICE]. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 8 hereof.

              6.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.   REGISTRATION RIGHTS.

              7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. None of the Warrants, the Shares, the Underlying Warrants or the Underlying Warrant Shares have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").

              7.2  REGISTRABLE SECURITIES.  As used herein the term
"Registrable Security" means each of the Warrants, the Shares, the Underlying Warrants, the Underlying Warrant Shares and any Ordinary Shares issued upon any stock split or stock dividend in respect of such Shares or Underlying Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for subsequent public distribution of such security or

(iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Ordinary Shares, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

              7.3 PIGGYBACK REGISTRATION. If, at any time during the five years following the date of this Agreement, the Company proposes to prepare and file one or more post-effective amendments to the registration statement filed in connection with the Public Offering or any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), (for purposes of this Article 7, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) business days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within twenty (20) business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders.

              7.4  DEMAND REGISTRATION.

                   (a) At any time during the Warrant Exercise Term, any "Majority Holder" (as such term is defined in Section 7.4(c) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 7.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company, a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof, for twelve (12) consecutive months.

                   (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all holders of the Registrable Securities within ten (10) days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7.4(b), holders of Registrable Securities may request the

Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7.4(a) hereof by notifying the Company of their decision to include such securities within ten (10) days of their receipt of the Company's notice.

                   (c) The term "Majority Holder" as used in this Section 7.4 shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of Shares (including Shares already issued, Shares issuable pursuant to the exercise of outstanding Warrants, Underlying Warrant Shares already issued and Underlying Warrant Shares issuable pursuant to the exercise of outstanding Underlying Warrants) as would constitute a majority of the aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) included in all of the Registrable Securities.

              7.5 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. The Company covenants and agrees as follows:

                   (a) In connection with any registration under Section 7.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in no event later than thirty (30) days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statements declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                   (b) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Sections 7.3 and 7.4(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

                   (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                   (d) The Company shall indemnify any holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the

Company has agreed to indemnify the Underwriters contained in Section 7 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 8 of the Underwriting Agreement.

                   (e) Any holder of Registrable Securities to be sold pursuant to a Registration Statement, and its successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such holder, or its successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company and to provide for just and equitable contribution as set forth in Section 8 of the Underwriting Agreement.

                   (f) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise his Warrants or Underlying Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

                   (g) If the Company shall fail to comply with the provisions of this Article 7, the Company shall, in addition to any other equitable or other relief available to the holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the holders of Registrable Securities, requesting registration of their Registrable Securities.

                   (h) Except as set forth in Section 7.5(i) hereof, the Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any Registration Statement filed pursuant to Section 7.4 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a Registration Statement filed pursuant to Section 7.4 hereof, without the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld.

                   (i) The Company shall deliver promptly to each holder of Registrable Securities participating in the offering in which such Holder's shares are being registered pursuant to Section 7.3 hereof and requesting the correspondence and memoranda described in this Section 7.5(i) and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and permit each holder of Registrable Securities and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.

                   (j) Upon the written request therefor by any holders of Registrable Securities, the Company shall include in the Registration Statement covering any of the Registrable Securities any other securities of the Company held by such holders of Registrable Securities as of the date of filing of such Registration Statement, including, without limitation, restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock.

         8. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SECURITIES. The following adjustments apply to the Exercise Price of the Warrants with respect to the Shares and the number of Shares purchasable upon exercise of the Warrants.

              8.1 COMPUTATION OF ADJUSTED PRICE. In case the Company shall at any time after the date hereof pay a dividend in Ordinary Shares or make a distribution in Ordinary Shares, then upon such dividend or distribution the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                        (a) an amount equal to the total number of Ordinary Shares outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

                        (b) the total number of Ordinary Shares outstanding immediately after such issuance or sale.

                   For the purposes of any computation to be made in accordance with the provisions of this Section 8.1, the Ordinary Shares issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

              8.2 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

              8.3 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price; provided, however, that if an event occurs that results in an adjustment of the number and/or price of the Ordinary Shares issuable upon exercise of the Public

Warrants pursuant to Section 9 of the Warrant Agreement by and among the Company, the Representative and American Stock Transfer & Trust Company dated as of ____________ ____, 1996 ("Public Warrant Agreement"), resulting in automatic adjustment in the number and/or price of the Underlying Warrant Shares issuable upon exercise of the Underlying Warrants pursuant to Section 8.5 hereof, then the adjustment provided for in this Section 8.3 shall not, in such instance, result in any further adjustment in the aggregate number of Ordinary Shares ultimately issuable upon exercise of the Underlying Warrants.

              8.4 RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding Ordinary Shares (other than a change in nominal value to no nominal value, or from no nominal value to nominal value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Ordinary Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of both the Shares and Underlying Warrant Shares immediately prior to any such events at a price equal to the product of (x) the number of Ordinary Shares issuable upon exercise of the Holders' Warrants and Underlying Warrants (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants and the Underlying Warrants.

              8.5 ADJUSTMENT OF UNDERLYING WARRANTS' EXERCISE PRICE AND SECURITIES ISSUABLE UPON EXERCISE OF UNDERLYING WARRANTS. With respect to any of the Underlying Warrants, whether or not the Warrants have been exercised and whether or not the Warrants are issued and outstanding, the exercise price for, and the number of, Underlying Warrant Shares issuable upon exercise of the Underlying Warrants shall be automatically adjusted in accordance with Section 9 of the Public Warrant Agreement, upon the occurrence of any of the events described therein. Thereafter, until the next such adjustment or until otherwise adjusted in accordance with this Section 8, the Underlying Warrants shall be exercisable at such adjusted exercise price and for such adjusted number of Underlying Warrant Shares.

              8.6 DETERMINATION OF OUTSTANDING ORDINARY SHARES. The number of Ordinary Shares at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

              8.7  DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO
OUTSTANDING SECURITIES. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of Ordinary Shares or a cash dividend or distribution or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than Ordinary Shares), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the unexercised Warrants shall thereafter be entitled, in addition to the Ordinary Shares or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.7.

              8.8 SUBSCRIPTION RIGHTS FOR ORDINARY SHARES OR OTHER SECURITIES. In the case the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for Ordinary Shares or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of the unexercised Warrants shall be entitled, in addition to the Ordinary Shares or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

         9.  EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.

         Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10.  ELIMINATION OF FRACTIONAL INTERESTS.

         The Company shall not be required to issue certificates representing fractions of Shares or fractions of Underlying Warrants upon the exercise of the Warrants nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares and Underlying Warrants.

         11.  RESERVATION AND LISTING OF SECURITIES.

         The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon the exercise of the Warrants and the Underlying Warrants, such number of Ordinary Shares as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. The Company further covenants and agrees that, upon exercise of the Underlying Warrants and payment of the respective Underlying Warrant exercise price therefor, all Underlying Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Ordinary Shares issuable upon the exercise of the Warrants and the Underlying Warrants to be listed on or quoted by the NASDAQ Small Cap Market, or listed on such national securities exchanges as requested by the Underwriter.

         12.  NOTICES TO WARRANT HOLDERS.

         Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

              (a) the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

              (b) the Company shall offer to all the holders of its Ordinary Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

              (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

              (d) reclassification or change of the outstanding Ordinary Shares (other than a change in nominal value to no nominal value, or from no nominal value to nominal value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Ordinary Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

              (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for Ordinary Shares or any other securities of the Company or of such affiliate to all the shareholders of the Company;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13.  UNDERLYING WARRANTS.

         The form of the certificates representing the Underlying Warrants (and the form of election to purchase Ordinary Shares upon the exercise of the Underlying Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Public Warrant Agreement, provided, however, each Underlying Warrant issuable upon exercise of the Warrants shall evidence the right to initially purchase one (1) fully paid and non-assessable Ordinary Share in respect of the Underlying Warrant at an initial purchase price of $______per share until ______________, 2001. As set forth in Section 8.5 of this Agreement, the exercise price of the Underlying Warrants and the number of Ordinary Shares issuable upon the exercise of the Underlying Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Underlying Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 9 of the Public Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Underlying Warrants, each registered holder of such Underlying Warrants shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable Underlying Warrant Shares (subject to adjustment as provided herein and in the Public Warrant Agreement), free and clear of all preemptive rights of shareholders, provided that such registered holder complies, in connection with the exercise of such holders' Underlying Warrants, with the terms governing exercise of the Public Warrants set forth in the Public Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Public Warrant Agreement. Upon exercise of the Underlying Warrants, the Company shall forthwith issue to the registered holder of any such Underlying Warrants, in such holder's name or in such name as they may be directed by such holder, certificates for the number of Underlying Warrant Shares so purchased. Except as otherwise provided in Section 8.8 hereof, the Underlying Warrants shall be governed in all respects by the terms of the Public Warrant Agreement. The Underlying Warrants shall be transferable in the manner provided in the Public Warrant Agreement, and upon any such transfer, a new Underlying Warrant shall be issued promptly to the transferee. The Company covenants to, and agrees with, each Holder that without the prior written consent of all the Holders, the Public Warrant Agreement will not be modified, amended, cancelled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Public Warrant Agreement to be sent to holders of the Public Warrants.

         14.  NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

              (f) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

              (g) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

         15.  SUPPLEMENTS AND AMENDMENTS.

         The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem not to adversely affect the interests of the Holders of Warrant Certificates.

         16.  SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

         17.  TERMINATION.

         This Agreement shall terminate at the close of business on __________, 200_ [THREE YEARS AFTER LAST DATE OF EXERCISE OF

WARRANTS TO GIVE SUFFICIENT COVERAGE FOR REGISTRATION OF THE SECURITIES AND PERIOD OF SALE.] Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants and Underlying Warrants have been exercised and all Warrant Securities have been resold to the public; provided, however, that the provisions of Section 7.4 shall survive such termination until the close of business on _________, 200_ [THREE YEARS PLUS THE TIME PERIOD ABOVE IN THIS SECTION 17.].

         18.  GOVERNING LAW.

         This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

         19.  BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered holder or holders of the Warrant Certificates, or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

         20.  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


[SEAL]                       ACCENT SOFTWARE INTERNATIONAL, LTD.



                             By:
                                 -----------------------------------
                                Name:
                                Title:

Attest:


----------------------------

                             SANDS BROTHERS & CO., LTD.



                             By:
                                  ----------------------------------
                                 Name:
                                 Title:

                                                                EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                               EXERCISABLE ON OR BEFORE
                      5:00 P.M., NEW YORK TIME, _________, 199_

No. W-                                                   _______ Warrants

                                 WARRANT CERTIFICATE

         This Warrant Certificate certifies that Sands Brothers & Co., Ltd. or registered assigns, is the registered holder of _______ Warrants to purchase, at any time from _______, 199_ until 5:00 P.M. New York City time on ________, 199_ ("Expiration Date"), up to _____ fully paid and non-assessable shares ("Shares") of the Ordinary Shares, nominal value NIS .01 per share ("Ordinary Shares"), of Accent Software International Ltd., a corporation organized under the laws of the State of Israel (the "Company"), and/or up to ______ Ordinary Share purchase warrants, each Ordinary Share purchase warrant entitling the holder thereof to purchase one Ordinary Share (collectively, the "Underlying Warrants"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per Share and $.12 per Underlying Warrant, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of ____________, 1996 between the Company and Sands Brothers & Co., Ltd. (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

         The Underlying Warrants issuable upon exercise of the Warrants will be exercisable until __________ __, 2001, each Underlying Warrant entitling the holder thereof to purchase one fully-paid and non-assessable Ordinary
Share, at an initial exercise price subject to adjustment in certain events, of $________
per share. The Underlying Warrants are issuable pursuant to the terms and provisions of a certain agreement dated as of __________ __, 1996 by and among the Company, Sands Brothers & Co., Ltd. and American Stock Transfer & Trust Company (the "Public Warrant Agreement"). The Public Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to (except as otherwise provided in the Warrant Agreement) for a description of the rights, limitations of rights, manner of exercise, anti-dilution provisions and other provisions with respect to the Underlying Warrants.

         No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate

(notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  ___________, 199_     ACCENT SOFTWARE INTERNATIONAL LTD.

[SEAL]                        By:__________________________
                                   Name:
                                   Title:
Attest:
______________________

                            [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable in New York Clearing House Funds to the order of ACCENT SOFTWARE INTERNATIONAL LTD in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ___________________, whose address is __________________, and that such Certificate be delivered to
__________________, whose address is _____________.


Dated:                       Signature:_______________________________________

                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                           ________________________________

                           ________________________________
                           (Insert Social Security or Other
                            Identifying Number of Holder)

                                 [FORM OF ASSIGNMENT]

               (To be executed by the registered holder if such holder
                    desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED _________________________________________________

hereby sells, assigns and transfers unto

_____________________________________________________________________________
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                       Signature:______________________________________

                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


_______________________________

_______________________________
(Insert Social Security or Other
Identifying Number of Assignee)